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                                                                    Exhibit 10.2

                                LICENSE AGREEMENT



        THIS LICENSE AGREEMENT (the "Agreement") made this 25th day of May, 1995, by and between LAMONTS APPAREL, INC., a Delaware corporation, having a principal place of business at 3650 131st Avenue S.E., Bellevue, Washington 98006 (hereinafter called the "Licensor"), and JBI, INC., d/b/a/ SHOE CORPORATION OF AMERICA, a Massachusetts corporation, having an office at 2035 Innis Road, Columbus, Ohio 43324-3687 (hereinafter called the "Licensee").

                                   WITNESSETH:

        WHEREAS, Licensor is engaged in the operation of certain retail stores as set forth on Exhibit A attached hereto and made a part hereof (hereinafter referred to individually as a "Store" and collectively, the "Stores"); and

        WHEREAS, Licensee desires to operate a shoe department (hereinafter referred to individually as a "Shoe Department" and collectively, the "Shoe Departments") within the Stores for the exclusive sale at retail of a complete line of shoes and footwear, including, but not limited to, men's, women's, children's and infants in all categories, including, leather, canvas, rubber, fabric or plastic and also including all categories of active sports footwear, boxed slippers and footwear-related items (collectively the "Footwear"); and

        WHEREAS, Licensor desires to grant an exclusive license to Licensee to operate such Shoe Departments and to perform certain merchandising activities within the Stores of Licensor upon the terms and conditions contained herein;

        NOW, THEREFORE,  it is hereby agreed as follows:


                                    SECTION 1

                GRANT OF LICENSE AND ADDITIONAL SHOE DEPARTMENTS

        1.1 LICENSE. Licensor hereby grants to Licensee a License, represented by the exclusive right and privilege described herein for the term herein specified, to operate Shoe Departments for the retail sale of Footwear in Licensor's Stores which (a) are specified in

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Exhibit A attached hereto, or (b) are hereafter opened by Licensor during the term of this Agreement ("New Stores") if Licensor, at its sole option, elects to have a Shoe Department in any such New Store. Provided, Licensor agrees that for any New Store in which Licensee does not operate a shoe department, Licensor may have a shoe department in such store only if such shoe department is operated by Licensor. This Agreement shall, on no less than one hundred fifty
(150) days prior written notice to Licensee and without further liability by or to either of the parties hereto (except that Licensor shall purchase from Licensee the furniture, fixtures and equipment (the "FF&E") then owned by Licensee and used in the ordinary course of business of the affected Store, and the purchase price of such FF&E shall be an amount equal to Licensee's then book value thereof, not to exceed $10,000.00), terminate as to any Store in which Licensor will permanently cease the conduct of business, such termination to be effective at the time such Store ceases to operate. It is the intent of both parties that Licensee shall operate Shoe Departments in all of Licensor's stores during the term of this Agreement. For the purposes of this Agreement, the term "Store" shall mean a store of Licensor that is included on Exhibit A and the term "store," in the undefined sense, shall mean any other store of Licensor.

        In any Store, the Shoe Department shall consist of selling space and storage space at least equal to the selling space and storage space existing in the shoe department in the Store as of the date hereof. To the extent Licensee operates in any New Store, the Shoe Department shall consist of selling space and storage space substantially similar in size to the average Shoe Department space in the Stores; provided, however, that the combined selling and storage space in the Shoe Department in any New Store shall be no less than 1,200 square feet. In all such cases, the Shoe Department shall be contiguous to the soft lines departments at the Store. The location of the Shoe Departments may, upon sixty (60) days written notice to Licensee be relocated by Licensor, provided, however, that such relocation is to comparable space in the Store at least equal to the area provided for herein and is no less visible that the space then occupied by Licensee.

        1.2 USE. Licensee shall, during the entire Term hereof, maintain and operate continuously the Shoe Departments and shall carry in the Shoe Departments a complete stock of first quality, saleable merchandise of such quality and in such quantity as is necessary to meet

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the competitive conditions in the trade areas of the Store in which each said
Shoe Department is located. Licensee shall conduct its Shoe Department in keeping with the high business standards of Licensor and the policies established by Licensor for the operation of all departments. Licensee shall exercise its reasonable efforts to meet objectives established by Licensor with respect to the brands of Footwear carried, the depth of merchandise assortment, the quantity of merchandise carried and the price competitiveness of such merchandise in light of local competitive conditions. Licensee shall be open for business during the same hours and on the same days as Licensor, subject to any written mutual agreement to the contrary. Licensor agrees that Licensee shall have the exclusive right to sell shoes in the Stores; provided, however, that such exclusivity shall not apply to the sale of shoes normally sold in the infants' departments of department stores, nor to soft-sole men's and women's packaged slippers normally sold in hosiery departments. If Licensor desires to offer certain types of shoes, which are not sold by Licensee in the Shoe Departments, for sale as accessory merchandise in other departments, Licensor may do so with the written consent of Licensee, such consent not to be unreasonably withheld or delayed; provided, no such consent shall be needed with respect to any footwear offered for sale by Licensor substantially similar to the footwear being offered for sale by Licensor in any if its stores on the on the date of this Agreement.

        Licensee shall not allow the Shoe Departments, or any part thereof, to become vacant or to be used for any purpose other than that specifically provided in this Agreement, nor permit the same to be used in whole or in part by any firm, person or corporation other than Licensee. Licensee shall not interfere in any manner with the ingress and egress of any patron of Licensor through, over or along any part of the buildings or spaces in which the Shoe Departments are located or to any other part of the buildings or permit any discourtesy to be shown to them. Licensee shall not, at any time during the Term hereof, operate a shoe department in any other family apparel specialty store or store having a retail concept similar to that of Lamonts within five
(5) miles of any Lamonts store, except for any department open as of the date of this Agreement, or in any store if Licensee or its affiliates have entered into a license agreement with the operator of such store prior to the date of this Agreement.

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                                    SECTION 2

                                      TERM

        The initial term of this Agreement shall commence on July 15, 1995, and shall expire, unless sooner terminated as hereinafter provided, on January 31, 2001 (the "Initial Term"). Thereafter, this Agreement shall be automatically extended for an additional term of three (3) years, commencing on February 1, 2001 and ending on January 31, 2004, unless on or before January 31, 2000 either party notifies the other in writing that it elects not to extend this Agreement, in which event this Agreement shall terminate and be of no further force or effect as of January 31, 2001. The period from February 1, 1996 through January 31, 1997, and each 12-month period commencing on each February 1 thereafter, shall constitute and be referred to herein as an "Annual Period." The period from the date of the commencement of the Initial Term through January 31, 1996, shall be deemed a "Partial Annual Period." As used herein, the word "Term" shall be defined as the Initial Term and any renewal term as provided in this Section 2.


                                    SECTION 3

                                   LICENSE FEE
        3.1 LICENSE FEE; "NET SALES." As consideration for operating the Shoe Departments and of such other facilities as may be afforded Licensee by Licensor, Licensee shall pay to Licensor a license fee equal to:

               a. For those Stores which produce Net Sales (as hereinafter defined) of $250,000.00 or more during an Annual Period, a license fee equal to twelve percent (12%) of such annual Net Sales;

               b. For those Stores which produce Net Sales of less than $250,000.00 during an Annual Period, a license fee equal to ten percent (10%) of such annual Net Sales;

               c. For those Stores which are open for business but do not have a Footwear department as of the date of this Agreement and with respect to which Licensee opens a Shoe Department, a license fee equal to seven percent (7%) of all Net Sales; provided, however, commencing February 1, 1997, and continuing thereafter for the balance of the Term hereof, such license fee shall be as specified above in subparagraph a. or b., whichever is applicable; and

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               d.   Except as provided in subparagraph c. above, for the Partial
               Annual Period, Licensee shall pay a license fee of twelve percent (12%) of its Net Sales for all Stores listed on Exhibit B, and a license fee of ten percent (10%) of its Net Sales for all Stores listed on Exhibit C.

Notwithstanding anything contained herein to the contrary, in no event shall the license fee for all Shoe Departments payable by Licensee to Licensor for any Annual Period (prorated for the Partial Annual Period) be less than Nine Hundred Twenty-One Thousand Dollars ($921,000.00) (the "Minimum License Fee"); provided, however, such Minimum License Fee shall be reduced in proportion to any reduction in the number of Stores (from the total number of Stores shown on Exhibit A) in which Shoe Departments are operated.

        For purposes of this Agreement, the term "Net Sales" shall mean (a) the total (gross) amounts received by Licensee for or in connection with any and all sales of Footwear, by reason of the operation of the Shoe Departments, whether such shall be for cash or credit, all of which sales shall be accounted for and included as part of the total (gross) amounts; less (b) customer returns, allowances, credits or refunds, including all parcel post, freight, express or delivery charges and miscellaneous packaging and other charges collected from customers, state or local sales tax or any such other sales or excise taxes as are collected from customers. There shall also be excluded from "Net Sales" intercompany transfers, sales or exchanges made by licensee to or with other shoe departments it operates at other locations, whether now existing or opened hereafter, and sales of trade fixtures not in the ordinary course of business.

        3.2 HANDLING OF CASH AND PAYMENT OF LICENSE FEE. All monies from sales in or emanating from the Shoe Departments shall initially be paid directly to and handled directly by Licensor's cashiers (which shall include point-of-sale (POS) and price look-up (PLU) capability) and shall in no event be handled by any representative or employee of Licensee. Licensor shall furnish at no additional cost all cash registers and terminals necessary to conform to the Licensor's methods of day-to-day business and shall record all transactions pertaining to Licensee's merchandise under separate department numbers assigned only to Licensee. By Store, through Licensor's central bar code, electronic data capture systems, or by other comparable means, Licensor shall capture each of Licensee's sales transactions including stock number and/or UPC number, size and net sales amount in each Store and shall make such captured sales data available on a daily basis to Licensee. Licensor agrees that all such proceeds

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(including checks accepted by Licensor) from the operation of the Shoe
Departments to be conducted by Licensee shall go through the regular channels of the business of Licensor and shall be retained by Licensor in trust for Licensee as the exclusive property of Licensee, subject to payment as herein provided.

        The License Fee hereunder shall be accounted for and paid weekly by wire transfer of funds within six (6) business days after the end of each calendar week during the Term. Licensor shall deliver to Licensee on or prior to the date each License Fee payment is due, a written statement signed by a duly authorized officer of Licensor, indicating the total of all of Licensee's gross sales for the previous week, the amount of discounts and credits from gross sales which may be deducted therefrom, the amount of reimbursements payable to Licensor hereunder which shall be deducted from Licensee's gross sales (including, but not limited to, the 3% advertising fee specified in Section 6 hereof, Licensee's share of bad checks and credit card service charges pursuant to Section 9.3 hereof, Licensee's share of interstore shipping charges pursuant to Section 12 hereof, and the Office Space Charge specified in Section 10.6 hereof), and a computation of the amount of the License Fee payable thereunder for said week. Licensor shall pay Licensee the balance due to Licensee thereunder after such deductions.

        Adjustment of the amount paid and withheld weekly in accordance with this Section shall be made monthly (using Licensor's fiscal month). If the amount deducted pursuant to the preceding paragraph is less than the license fee, advertising expenses and other charges owing for the month just ended, the balance owed Licensor shall be deducted from that month's last week's receipts being held by Licensor or, if necessary, from subsequent week's receipts held by Licensor, and, in the event such receipts are not sufficient to pay such balance owed, Licensee agrees forthwith to pay any amount still due. If the amount so deducted is more than the license fee, advertising expenses and other charges owing for the month just ended, the balance owed Licensee shall be recouped by way of reduced deduction by Licensor from the next week's receipts until the same is fully recouped by Licensee.

        3.3 BOOKS AND RECORDS; AUDITS. Licensor shall prepare and maintain, in such manner as will allow its accountants to audit same in accordance with generally accepted accounting principles, complete and accurate books of account and records covering all transactions arising out of or relating to this Agreement. Licensee or its duly authorized

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representatives shall have the right, for the duration of this  Agreement but not more often than twice during any Annual Period, during regular business hours and upon seven (7) days advance notice (unless a shorter period is appropriate in the circumstances), to audit said books of account and records and examine all other documents and material in the possession of the Licensor with respect to the subject matter and the terms of this Agreement.

        If, as a result of any audit of Licensor's books and records, it is shown that Licensor's payments are less than the amount which should have been paid by an amount equal to three percent (3%) or more of the payment actually made, Licensor shall reimburse Licensee for the reasonable cost of such audit and shall make all payments required to be made to eliminate any discrepancy revealed by such audit; otherwise the cost of such audit shall be paid solely by Licensee. In any event, Licensor shall promptly reimburse Licensee the amount of any discrepancy. Similarly, in the event such audit reveals that the Licensee has been overpaid, Licensee shall promptly reimburse Licensor the amount of any discrepancy.

        3.4 DISPUTES. If at any time during the term of this Agreement, Licensor and Licensee are unable to agree on any amount owing under Section 3.1 hereof, such dispute shall be submitted to and settled by the American Arbitration Association in Seattle, Washington, whose findings shall be binding upon both Licensor and Licensee. Any settlement payment required by the findings of the American Arbitration Association shall be made to the appropriate party within fifteen (15) days following notification of such findings. The cost of retaining the American Arbitration Association in order to resolve a dispute hereunder shall be shared equally by the parties.


                                    SECTION 4

                            SALES IN LICENSOR'S NAME
        All sales and displays of goods, wares and merchandise or services offered in, from or by Licensee shall be in the name of Licensor only. No disclosure shall be made to customers or to the general public that Licensee has licensed and is operating Shoe Departments in the Stores except as may be required by applicable law. To all outward appearances, except as to creditors of Licensee and its employees, the business conducted in the departments shall be conducted as a department under the name of Licensor.

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        All correspondence, billings and notices to customers shall be in
Licensor's name only. Except as specifically stated in this Agreement, Licensee shall not in any manner or at any time, either during the existence of this Agreement or thereafter, use the name of Licensor except in connection with sales in the Shoe Departments and only while the Shoe Departments shall be conducted by Licensee. The goodwill of the customers of the Shoe Department shall belong to Licensor.

        Licensee shall at no time advertise or present to customers the fact that Licensee is or has been the operator of the departments in Licensor's stores. Termination of this Agreement, either by expiration of time or for any cause whatsoever, shall not terminate Licensee's obligations hereunder as to use of Licensor's name or advertisement or presentation of the fact that Licensee is or has operated the department.


                                    SECTION 5

                        FURNITURE, FIXTURES AND EQUIPMENT

        Licensee shall, at its sole expense, provide all trade fixtures and equipment required for the operation of the Shoe Departments. Licensee must obtain Licensor's prior written approval of the specifications and design of such fixtures and equipment required for the shoe Departments, and for any alterations to the floors, walls or ceilings, which approval shall not be unreasonably withheld. Licensee further agrees to purchase from Licensor's present shoe department licensee ("WWW") the furniture, fixtures and equipment and leasehold improvements of WWW, such purchase to be at the price specified in Licensor's written agreement with WWW or such other amount as Licensee and WWW may agree..


                                    SECTION 6

                                   ADVERTISING

        Except as set forth herein, any and all advertising in all of its usual places incidental to the operation of the Stores, including the choice of media, location of Footwear advertising and all other matters, shall be solely and exclusively within the Licensor's discretion, determination, sole expense and control. During each Annual Period and the Partial Annual Period during the Term hereof, Licensor agrees that it will advertise regularly for the benefit of Licensee.

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Licensee agrees to contribute an amount equal to no less than three percent (3%)
of Licensee's Net Sales toward such advertising. Items advertised by Licensee shall be solely and exclusively within Licensee's determination, discretion and control, except that Licensee shall insure that an adequate stock of all merchandise is on hand in all Stores prior to any advertising with respect thereto. Licensee and Licensor shall meet regularly to plan monthly and quarterly advertising in accordance with Licensor's sales promotion calendar and monthly reports documenting advertising cost allocations to Licensee and to the Stores will be provided by Licensor to Licensee.


                                    SECTION 7

                               UTILITIES/SERVICES

        Licensor will, without charge to Licensee, furnish all light, air conditioning, telephone service, water and heat necessary for the operation of the Shoe Departments during those hours the Stores are open for business, as well as janitor services (including vacuuming of the carpet in the Shoe Departments consistent with the rest of Licensor's Stores) and will furnish all other store facilities that Licensor customarily furnishes and provides in the Stores. Licensor will keep the Stores in a condition equal to other similar retail department stores. Licensor shall also provide its usual and customary security service at the Store.


                                    SECTION 8

                              LICENSEE'S EMPLOYEES

        8.1 STAFFING OF SHOE DEPARTMENTS. Licensee shall supervise the operation of the Shoe Departments and will maintain in and about its Shoe Departments an adequate staff of employees, who shall be the employees of the Licensee, but who shall be subject to the reasonable rules, regulations, standards of service and conduct as may be established by the Licensor for its own employees in the Stores.

        Licensee agrees to supply, at Licensee's sole cost and expense, department managers and a sufficient number of sales people and other employees in order to properly conduct and promote the business of the Shoe Departments, and in all events, at least one employee shall be on duty in each Shoe Department during the time each Store is open for business. Licensee shall

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have, to the exclusion of Licensor and all others, the full right and power to employ, control and discharge the employees engaged in the operation of its departments and to prescribe their duties and direct and control the work performed by them. Licensor shall have no rights or powers with respect to the employment, compensation, supervision, direction, control or discharge of such employees. However, Licensee agrees that Licensor shall have the right to approve, in its reasonable business judgment, all employees of the Shoe Departments, and Licensee further agrees to dismiss any employee whose conduct is unsatisfactory to Licensor or whose presence in a Shoe Department may be injurious or detrimental to business in any Store, according to the reasonable exercise of Licensor's discretion, subject, however, to Licensee's progressive disciplinary procedures..

        Licensee shall be responsible for all acts and omissions of its employees and shall be responsible for paying their salaries, commissions and bonuses. Licensee covenants and agrees that its employment practices and the operation of the Shoe Departments shall comply in all respects with all applicable federal, state and local laws, ordinances and regulations.

        8.2 ADHERENCE TO LABOR CONTRACTS. Licensee agrees, for itself and its employees, to abide by and adhere to the provisions of each and every contract or agreement, if any, between Licensor and any union or labor organization respecting the conditions of employment, hours and fringe benefits of employees working at the Store. To the extent deemed reasonably necessary by Licensor, Licensee hereby authorizes Licensor, to represent Licensee in labor negotiations with its employees and their representatives in the Shoe Departments, to the end of bringing about conformity with Licensor's labor relations and policies as to the stores; in connection therewith, Licensor shall consult with and keep Licensee fully informed as to such negotiations and Licensee shall have the right to approve, such approval not be unreasonably withheld or delayed, any labor matter proposals which would affect the employees of Licensee only. In the event of a strike on the part of Licensee's employees acting alone or the picketing of any store of Licensor by Licensee's employees acting alone or any adverse labor action against Licensor based upon or caused by acts or failures of Licensee's employees acting alone which do not conform to Licensor's labor relations or labor policies, and the same continues for more than ten (10) days, Licensor shall have the right forthwith to terminate this Agreement in regard to the Store or Stores so affected.

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        Licensee agrees that in dealing with its employees, it will conform to and comply with such standards, wage rates, hours, working conditions, employment of minors and closed, union and open shop as may be fixed by Licensor from time to time but, in all events, in compliance with all laws, regulations and ordinances. Licensee agrees, on Licensor's request, to cause employees in the Shoe Departments to be members of the same union, if any, as Licensor's employees in the store who perform comparable duties.

        8.3    EMPLOYMENT-RELATED OBLIGATIONS.   Licensor and Licensee agree
that it shall not unlawfully discriminate or violate any employment-related law in hiring, discharging or transferring any employee of the Licensee. All personnel, including management personnel, working in the Shoe Departments shall be the employees of Licensee and Licensor shall have no right or obligation to provide worker's compensation insurance, payroll taxes or any other employment-related obligations with respect to any such personnel or to employ any such personnel. Licensee shall be responsible for all payments to be made to Licensee's employees and for the provision of worker's compensation insurance, payroll taxes and other obligations incurred in the hiring and use of its employees.

        Licensor shall not have and does not assume any responsibility to Licensee, its employees or any body or agency, governmental or otherwise, for compliance with laws, ordinances or regulations or of any contractual liabilities of Licensee, including but not limited to social security laws, unemployment insurance or reserve acts and income tax laws relating to Licensee's employees, and Licensee shall have full charge and responsibility for such compliance. If any governmental department or agency charged with the administration or enforcement of any laws or regulations should determine, or any court order hold, that for the purpose of such laws or regulations such employees are to be deemed employees of Licensor, and if Licensor shall be required to pay any contributions, dues or any sums of money pursuant thereto with respect to such employees, Licensee agrees to indemnify and reimburse Licensor in connection with any such payments, it being the intention of the parties that all ultimate responsibility and liability under such laws and regulations with respect to such employees shall be upon Licensee and not upon Licensor.

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                                    SECTION 9

                               CUSTOMER RELATIONS

        9.1 NO MISREPRESENTATION. Licensee agrees that it will never knowingly misrepresent its merchandise; that its advertising will be truthful; and that it will conduct its Shoe Departments so as to protect the business reputation of the Store.

        9.2 SETTLEMENT OF CUSTOMER DISPUTES. Licensee agrees to comply in all respects and at all times with Licensor's customer service and return policies. Settlements of disputes, including disputes as to refunds, with customers with regard to merchandise shall be under the control of Licensee and shall be settled by Licensee in accordance with the policy prevailing in Licensor's business. Licensee agrees that it will adjust any such controversy in a reasonable manner. In the event that a dispute remains unsettled after attempts by Licensee in accordance with the above, the controversy shall be submitted to a duly authorized representative of the Licensor whose determination shall be final and binding upon the Licensee. Licensor agrees that it will adjust any such controversy in a reasonable manner.

        9.3    CASH, CREDIT CARD AND PERSONAL CHECKS - NSF CHECKS.    Sales in
the Shoe Departments shall be made on a cash, credit card or personal check basis only, and only in accordance with the reasonable policies and procedures established by Licensor, including a requirement for two (2) pieces of identification on personal checks. Licensee shall pay to Licensor upon demand, an amount representing Licensee's share of checks (the "bad checks") which have been accepted in Licensee's Shoe Departments and credited to Licensee's account when turned over to Licensor along with all of Licensee's daily receipts, which are subsequently returned NSF, account closed, nonexistent, or which, in the judgment of Licensor, are uncollectible for any reason. Licensee's said share of bad checks shall be that percentage (not to exceed two-tenths of one percent (0.2%) of Licensee's Net Sales) which Licensee's Net Sales for all Shoe Departments bears to the Net Sales of all Stores in which the Shoe Departments are operated. Licensee shall further pay to Licensor, upon demand (but not more often than once each month), Licensee's proportionate share (based on the dollar amount of credit card sales by Licensee in comparison to the total dollar amount of credit card sales in all Stores in which Shoe Departments are operated) of all credit card service charges paid or payable by Licensor. Licensor shall keep and make available for Licensee's inspection (only at the time of any audit

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pursuant to Section 3.3 hereof), adequate records of the checks referred to in this paragraph, and any such checks subsequently collected shall be credited to Licensee's total sales receipts on the date collected.



                                   SECTION 10

           INSURANCE, TAXES, BUSINESS LICENSES AND USE OF OFFICE SPACE

        10.1 PAYMENT OF EMPLOYEES; CERTIFICATES OF INSURANCE. Licensee shall pay its own employees as required by law and shall, at its own cost, carry its own worker's compensation insurance. Licensee shall deliver to Licensor certificates of such insurance coverage upon execution of this Agreement.

        10.2 INSURANCE COVERAGE. Licensee shall carry public liability insurance and products liability insurance in such amount as may be adequate in the reasonable opinion of the Licensee for the operation of the Shoe Departments (but not less than a combined single limit of liability of $3,000,000). Such public liability insurance and products liability insurance shall include the Licensor as an additional insured, and shall be carried with an insurance company authorized to do business in the states in which the Stores are located. Certificates evidencing the aforementioned insurance policies shall be delivered to the Licensor.

        10.3 PAYMENT OF APPLICABLE TAXES. Licensee shall pay all state and federal unemployment taxes, social security taxes and any and all other taxes, state and federal, due with respect to its employees, if any, and all property taxes and assessments which may be levied on or with respect to the inventory in the Shoe Departments. Licensee shall file any required property tax forms. Licensee agrees to pay, when due, all unemployment taxes, personal property taxes, business and occupation taxes and any and all other taxes relating to the business of the Shoe Departments assessed to it. Further, Licensee agrees to hold Licensor harmless against any loss, cost or expense to the Licensor for failing, omitting or refusing to pay such taxes. It is further agreed that Licensor shall collect any state sales taxes as due, if any are levied, or any other state taxes as due, if any are levied, directly upon the customer, and Licensor shall pay said state sales tax or other state taxes to the appropriate authorities, and Licensor shall hold Licensee harmless from and against any failure of Licensor to pay such state

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sales tax and shall provide Licensee with evidence of the payment thereof upon
Licensee's request.

        10.4 FAILURE TO PAY TAXES. In the event Licensee fails to pay any state or federal unemployment taxes, social security taxes or any other taxes, state or federal, due with respect to its employees, Licensor, in its sole discretion may pay such sum on behalf of Licensee to the assessing authority, after having given the Licensee no less than five (5) days written notice of its intention to do so. Licensee shall promptly reimburse Licensor, together with interest at twelve percent (12%) per annum, for the amount of any such taxes paid by Licensor.

        10.5 BUSINESS LICENSES. Licensee will be solely responsible for the procurement of all licenses, if any, from any governmental agency that are necessary to carry on the business of the Shoe Departments as contemplated herein.

        10.6 USE OF OFFICE SPACE. Licensee shall have the right to use a portion of the office space (the "Licensee's Local Office") utilized by Licensor for its main offices (located at 3650 131st Avenue S.E., Bellevue, Washington or as may be relocated), such Licensee's Local Office to be such area as Licensor shall designate (or re-designate from time to time). In no event shall the floor area of Licensee's Local Office shall exceed one thousand (1,000) square feet. For the use of Licensee's Local Office, Licensee shall pay to Licensor an amount (the "Office Space Charge") equal to a pro rata share of Licensor's actual monthly rental and other charges paid by Licensor pursuant to the lease under which Licensor occupies its main offices, which pro rata share shall be that percentage which the square footage of floor area of Licensee's Local Office bears to the total square footage of office space leased by Licensor. Initially, Licensee's Local Office shall contain 926 square feet and the monthly Office Space Charge as of the date hereof is approximately $1,611.00.


                                   SECTION 11

                                   SUBROGATION

        Each party hereby waives any and all rights of recovery against the other from or arising out of damage to or destruction of the Shoe Departments, the Store of which the Shoe Department is a part, and of their property from causes then included or includable under standard fire and extended coverage insurance policies or endorsements, whether or not the respective party has in fact obtained insurance coverage as to such causes or covering such property, and if any additional premium is required to effectuate such waiver, then such additional premiums shall be paid by the beneficiary of such waiver of subrogation upon written request submitting appropriate supporting documentation. Licensor agrees that the foregoing waiver of subrogation clause shall be included in all other license or concession agreements which Licensor maintains with third parties.


                                   SECTION 12

                                   MERCHANDISE

        Licensee shall continuously conduct a retail business as above provided in its Shoe Departments in the Stores during the period of this Agreement during all hours that the Store is open for business. Licensee shall maintain a full and complete line of first quality new, seasonal, representative and saleable merchandise which shall be of such variety, size and character and shall be displayed so as to meet the demand of the Store trade. Such merchandise shall be comparable in quantity, quality and value to the general stock of merchandise carried by the Store. Licensee agrees to price its merchandise within the same competitive guidelines as set forth by Licensor in an effort to ensure competitive everyday prices on highly identifiable items.

        Price tags, wrapping paper, paper bags, boxes, tissue paper and twine and the like (herein called "supplies") of the same design, quality and character as are used by Licensor for the marking of prices and wrapping and packing of its own merchandise sold from the Stores, shall be supplied by Licensor at Licensor's cost. Licensee agrees to use only such supplies for the purpose of marking the prices, wrapping and packaging merchandise sold by it from the departments. All merchandise sold from the departments shall be marked only with the trade name or trademark of the manufacturer (or such so called "house brand" trademarks as Licensee may utilize from time to time) or that of Licensor or such other mark as Licensor may designate from time to time, all to the exclusion of the trade name "SCOA" or "Shoe Corporation of America".

        Licensee agrees, to the extent it utilizes Licensor's interstore shipping services, to pay Licensor a reasonable charge (not in excess of a pro rata share based on the volume of goods shipped) therefor.


                                   SECTION 13

                            CASUALTY OR CONDEMNATION

        Should a Store or any portion thereof (including the portion devoted to the Shoe Departments hereunder) be destroyed or damaged by fire, explosion or by any other cause, or be subjected to a taking by eminent domain, so that the Licensor cannot conduct its business therein in the usual manner, then and upon the occurrence of any such damage, the provisions hereof regarding occupancy of the Shoe Departments and the payment of license fees shall be suspended until such time as the Shoe Departments and the Stores are re-opened for business; provided, in the event any such closure of a Store continues for more than twelve consecutive months, either Licensor or Licensee may, by notice in writing to the other, elect to terminate this Agreement as to such Store.


                                   SECTION 14

                            THEFT OR DAMAGE OF GOODS

        Licensor shall not be liable for the safekeeping of any goods of Licensee nor shall it be liable for any damage to or loss of merchandise or other property of Licensee by reason of theft, fire, water, power failure, accident, plumbing, heating apparatus, gas or steam pipes of any kind or nature, bursting, leaking or running of any pipe in the Store, or from any other cause whatsoever or all thefts thereof, losses and shrinkages, or injury to or loss of its stock from any cause whatsoever unless caused by the gross negligence or willful misconduct of Licensor or its employees, agents or contractors.


                                   SECTION 15

                                 INDEMNIFICATION

        15.1 LICENSEE'S INDEMNIFICATION. Licensee agrees to indemnify and hold harmless Licensor from and against any and all suits, claims, actions, damages, liabilities and expenses, including reasonable legal fees, in connection with any damage or injury occurring in, upon or at the Stores, or any part thereof, occasioned wholly or partially by any act or omission of Licensee, its agents, servants, or employees.

        Licensee agrees to indemnify and hold harmless Licensor from any and all complaints, claims or legal actions by any persons, firms, companies, corporations or other business associations or entities arising out of sales of merchandise or inventory of Licensee in connection with any infringement of patent, trademark or copyright interests or for unfair business competition or trade practices or violation of import regulations or restrictions. Licensee agrees to bear full liability for all expenses arising from such complaints, claims or legal actions including expenses of investigation, litigation,
reasonable attorneys' fees, settlement and/or payment of judgment.   Licensee
further agrees to indemnify and hold harmless Licensor from any and all expenses, complaints, claims or legal actions arising out of any noncompliance with applicable government regulations, whether state or federal, respecting the import, sale or other distribution or transfer of merchandise or inventory by Licensee under the terms of this Agreement.

        15.2 LICENSOR'S INDEMNIFICATION. Licensor shall indemnify and hold harmless Licensee from and against any and all suits, claims, actions, damages, liabilities and expenses, including reasonable legal fees, in connection with any damage or injury occurring in, upon, or at the Stores, or any part thereof, occasioned wholly or partially by any act or omission of Licensor, its agents (but not Licensee), servants or employees.

        Licensor agrees to indemnify and hold harmless Licensee from any and all complaints, claims or legal actions by any persons, firms, companies, corporations or other business associations or entities arising out of sales of merchandises or inventory of Licensor in connection with any infringement of patent, trademark or copyright interests or for unfair business competition or trade practices or violation of import regulations or restrictions. Licensor agrees to bear full liability for all expenses arising from such complaints, claims or legal actions including expenses of investigation, litigation,
reasonable attorneys' fees, settlement and/or payment of judgment.   Licensor
further agrees to indemnify and hold harmless Licensee from any and all expenses, complaints, claims or legal actions arising out of any noncompliance with applicable government regulations, whether state or federal, respecting the import, sale or other distribution or transfer of merchandise or inventory by Licensor under the terms of this Agreement.

        15.3 THIRD PARTY CLAIM. In the event that any claim is asserted by a third party which may entitle Licensor or Licensee to indemnification hereunder, Licensor or Licensee, as the case may be, shall promptly give notice thereof to the other party, which notice shall be accompanied by a statement of the claim. In the case of any such claim, the party receiving such claim shall be allowed to employ attorneys of its own selection to appear and defend the claim on its behalf. If such party shall fail to timely defend, contest or otherwise protect itself against any suit, action or other proceeding arising from such claim, the other party shall have the right, but not the obligation, to defend, contest or otherwise protect itself against the same. In connection with the aforesaid, each party shall cooperate fully with the other and make available all pertinent information necessary or advisable for the defense of the claim.

        15.4 NO LIABILITY UNDER PRIOR LICENSE AGREEMENT. Licensor further agrees that Licensee hereunder shall have no liability whatsoever with respect to any suits, claims, actions, damages, liabilities and expenses against Licensor, including reasonable legal fees, in connection with any claim whatsoever arising out of the termination and/or winding up of Licensor's license agreement with the licensee under any prior agreement for operation of the Shoe Departments, and Licensor agrees to indemnify and hold harmless Licensee from and against any and all such suits, claims, actions, damages, liabilities and expenses.


                                   SECTION 16

                                     REPAIRS

        Licensor may, at any time, make such repairs and alterations and maintenance to the Stores, including the Shoe Departments, as may be necessary or proper for the operation of the Stores, provided, however, that in undertaking such repairs, alterations and maintenance, Licensor shall insofar as is reasonably convenient not interfere with the normal operation of the Shoe Departments. In connection with any such repairs, alterations and maintenance, Licensee shall supply and pay for any trade fixtures, the design and color of which shall coincide with the decor of the Licensor's store, and which the Licensor has the right to approve, such approval not to be unreasonably withheld.

                                   SECTION 17

                                HOURS OF BUSINESS

        The hours of business of the Stores, including the Shoe Departments, shall be determined and controlled solely by the Licensor. The control of the keys to the store premises shall exclusively belong to the Licensor, but the Licensor shall afford reasonable opportunity during nonbusiness hours to the Licensee to service its Shoe Departments for, among other things, the taking of inventory, arranging of displays and keeping of books.


                                   SECTION 18

                               FAILURE OF SERVICES

        Licensor shall not be liable to Licensee for failure to provide services where such failure is due to causes or circumstances beyond the Licensor's reasonable control. Licensor shall use reasonable good faith efforts to promptly replace or restore any such interrupted service.


                                   SECTION 18

                         OWNERSHIP OF GOODS AND FIXTURES

        Notwithstanding anything to the contrary in this Agreement, it is hereby confirmed and agreed that the relationship of Licensor and Licensee under this Agreement shall be that of licensor and licensee, and not that of buyer and seller or consignee and consignor. Licensee shall be the owner of all goods held by it for sale in the shoe Departments with rights of possession at all times until such time as title passes to the customer purchasing such goods. Licensee shall also be the owner of all fixtures maintained by it in the Shoe Departments with all rights of possession at all times. Licensee shall be deemed for all purposes to be in possession of all such goods and fixtures located in the Shoe Departments, which possession shall be effected by its employees working in the Shoe Departments. Licensor and its employees shall have no right to sell or otherwise dispose of any such goods or fixtures, and such employees shall have access to such goods and departments only for purposes of passage, security, cleaning and the like. No consignment, sale or return or similar arrangement is created hereby with respect to any goods held by Licensee for sale in the Shoe Departments or any fixtures maintained by Licensee therein, whether such goods or fixtures are located in the Shoe

Department, in stockroom space maintained by Licensor or elsewhere. Notwithstanding the fact that this Agreement is not intended to create a consignment relationship, Licensor agrees, upon request by Licensee, to execute any financing statements under the Uniform Commercial Code or similar documents in such form as is reasonably acceptable to Licensor, in order to confirm Licensee's rights in and title to such goods and fixtures. Such UCC filing statements will unequivocally state the Licensee is sole owner of Licensee's inventory and that the Licensor is in no way to be considered a debtor of Licensee. If Licensor has not executed the same within five (5) days of Licensee's demand, Licensee shall be deemed to be Licensor';s attorney in fact for such purpose and may execute the same for Licensor. It is further confirmed and agreed that all proceeds from the sale of merchandise of Licensee to customers as provided in Section 3 of this Agreement shall be the property of Licensee from the time of such sale.


                                   SECTION 20

                             USE OF LICENSOR'S NAME

        Except as may be necessary for the proper operation of the Shoe Departments within the Stores during the term of this Agreement, Licensee shall at no time have the right, directly or indirectly, to use Licensor's trade name in any manner, or in any combination of said words, either by itself or in connection with any other word or words, or to sell, offer, advertise for sale, transfer, or dispose of any such merchandise under such name, or with such name on the merchandise or any container thereof. Neither at or after the termination or expiration of this Agreement shall Licensee, directly or indirectly, advertise or in any way, form or manner whatsoever, convey the impression or knowledge, or cause the same to be conveyed or to be given to the public that Licensor is going or intends to go out of business or to give up its business in the Shoe Departments, or that the Shoe Departments will not in the future be operated by Licensee, or that the stock of merchandise withdrawn from or previously offered or acquired for sale in the Shoe Departments originated from or at any time had any connection with Licensor or the Store.

                                   SECTION 21

                    LICENSEE NOT TO PLEDGE LICENSOR'S CREDIT

        Licensee shall have charge of the purchasing of its merchandise for the Shoe Departments. All merchandise or supplies offered for sale or used in the conduct of the Shoe Departments shall be purchased by Licensee in its own name and on its own credit, and shall be paid for directly by Licensee, and Licensee agrees not to pledge the credit of Licensor with respect thereto or in any other manner. Licensee by virtue of this Agreement, acquires no right or authority to make purchases or to enter into any contract whatsoever in the name of the Licensor, not to bind Licensor to any contract, nor to impose upon Licensor any obligation whatsoever to other persons. Licensee further agrees to pay all freight, express and drayage charges on all merchandise, supplies and equipment shipped to and received for the Shoe Departments. Licensee agrees to defend, indemnify and hold harmless Licensor for any liens or claims by a vendor of Licensee naming Licensor, if such claims remain unsatisfied.


                                   SECTION 22

                                EMPLOYEE DISCOUNT

        In the event Licensor establishes an employee discount policy in the Stores, and Licensor makes such discount available to employees of Licensee, Licensee agrees to honor the same discount that is available to Licensor's employees according to Licensor's rules and regulations, to be applied to the merchandise carried by Licensee.


                                   SECTION 23

                                OTHER AGREEMENTS

        Except as provided in Section 28.12 below, Licensor represents and warrants to Licensee that it has full power and authority to enter into this Agreement and that the consummation of the transactions contemplated by this Agreement will not result in a default, breach or violation of any other agreement to which Licensor is a party.

                                   SECTION 24

                           SUBORDINATION TO MAIN LEASE

        It is understood and agreed that Licensee has not seen the agreement of lease between the landlord of any Store in which a Shoe Department is located and Licensor, as landlord and tenant respectively (each such lease hereinafter referred to as a "Main Lease"), to the extent any such Main Lease shall exist. Licensor represents and warrants to Licensee that it has full power and authority to enter into this Agreement and that the consummation of the transactions contemplated by this Agreement will not result in a default, breach or violation of the Main Lease. This Agreement is in all respects subject and subordinate to the Main Lease or any other agreement to which Licensor is a party.


                                   SECTION 25

                             TERMINATION OF LICENSE

        25.1 BANKRUPTCY. In the event that a petition is hereafter filed by or against Licensor under any federal or state bankruptcy or insolvency act (and in the case of an involuntary petition, the same is not discharged within sixty
(60) days after filing), an assignment is made by Licensor for the benefit of creditors, or a receiver is appointed for the business or property of Licensor and such appointment is not vacated within thirty (30) days, or if Licensor elects or is required to commence a liquidation of all of its assets in connection with its currently pending bankruptcy proceedings, this Agreement shall, at the option of Licensee, be immediately and automatically terminated.

        25.2 DEFAULT. Upon the occurrence of an Event of Default (as hereinafter defined), this Agreement may be terminated at any time thereafter by Licensor or Licensee, as the case may be, by written notice to the other and shall thereupon be of no further force and effect. It shall constitute an Event of Default hereunder if:

               25.2.1 Licensor fails to make any payment due hereunder and if such default shall continue uncured for a period of ten (10) days after written notice thereof is given by Licensee, which notice shall cease to be required after two (2) such notices are given during any Annual Period;

               25.2.2 Licensor or Licensee fails to perform any of the terms, conditions, agreements or covenants in this Agreement on its part to be performed and such default is not curable, or if such default is curable but continues uncured for a period of thirty
               (30) days after notice thereof has been given to the defaulting party in writing by the other party;

               25.2.3 Licensor assigns or transfers this Agreement in violation of Section 28.5 of this Agreement to a party other than an affiliate, a parent or a wholly-owned subsidiary without the consent of Licensee which can be withheld for any reason.

        25.3 CHANGE IN STORE OPERATIONS. In the event that Licensor materially changes the use of any Store so that Licensee determines in the exercise of reasonable judgment that such Store is not suitable for the continued operation of a Shoe Department therein, Licensee may terminate this Agreement as to such Shoe Department upon not less than thirty (30) days prior written notice to Licensor.


                                   SECTION 26

                            EXPIRATION OR TERMINATION

        Upon the expiration or sooner termination of this Agreement, Licensee agrees that, all merchandise and other property belonging to it in the Stores shall be removed therefrom, and that it will quietly and peaceably surrender possession of the Shoe Departments in good order, reasonable wear and tear and damage by fire and other casualty excepted. If Licensee fails to remove its property within ten (10) days of such expiration or termination, Licensor may immediately remove all Licensee's property from the Stores by summary proceedings or otherwise, without liability for damages therefor, all without notice from Licensor of its intention to do so. In such case, Licensor shall be able to recover from Licensee, all reasonable expenses incurred by Licensor, including reasonable attorneys' fees.


                                   SECTION 27

                              COMPLIANCE WITH LAWS

        Licensor and Licensee shall not use or permit the premises to be used for any unlawful purposes and shall not allow or permit any nuisance to be carried on or maintained on the premises or anything to be done, kept or sold on the premises in violation of any law or ordinance or lawful rule or regulation promulgated thereunder. Licensor and Licensee shall reasonably comply with all laws, ordinances and all other governmental rules and regulations applicable to the Shoe Departments and the Stores and the conduct of the business thereof.


                                   SECTION 28

                                  MISCELLANEOUS

        28.1 NOTICES. All reports, requests, demands, notices or other communications required or permitted hereunder to be given to a party shall be in writing and shall be deemed to be duly given and received upon delivery in hand, or if mailed, on the third business day following the day duly sent by certified or registered mail, postage prepaid, return receipt requested, or on the first business day following the day timely deposited with Federal Express (or an equivalent national overnight courier service). All notices to a party shall be sent to the addressee at the address set forth below (or to such other address as such party may specify by notice to the other):

               If to Licensor, to:

                                        Lamonts Apparel, Inc.
                                        3650 131st Avenue S.E.
                                        Bellevue, Washington 98006
                                        Attn: Mr. Peter Aaron

               With a copy to:
                                        RYAN, SWANSON & CLEVELAND
                                        1201 Third Avenue, Suite 3400
                                        Seattle, Washington 98101-3034
                                        Attn: Mr. Michael C. Tronquet

               If to Licensee, to:
                                        SHOE CORPORATION OF AMERICA
                                        2035 Innis Road
                                        Columbus, Ohio 43324-3687
                                        Attn: Mr. D.P. Tishkoff

               With a copy to:
                                        J. Baker, Inc.
                                        555 Turnpike Street
                                        Canton, MA 02021
                                        Attn: Legal Department

        28.2 GOVERNING LAW. This Agreement shall be construed under and governed by the internal laws of the State of Washington without giving effect to the conflict of law provisions thereof.

        28.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all previous written or oral negotiation, commitments or writings.

        28.4 WAIVER AND AMENDMENT. This Agreement may not be amended or modified nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance.

        28.5   ASSIGNABILITY; BINDING EFFECT.

               28.5.1 This Agreement shall not be assigned by either Licensor or Licensee without the express written consent of the other party, except that either party may so assign or underlet the License and privilege granted hereunder to a company, corporation, or person which is a parent or subsidiary corporation or affiliate of such party, or one which results from the consolidation, merger, reorganization, recapitalization or sale of all or substantially all of the stock or assets of such party.

               28.5.2 The terms "Licensee" and "Licensor" wherever used in this Agreement shall include the successors and assigns of said parties and all of the covenants, terms and conditions herein contained shall be binding upon and inure to the benefit of the successors and assigns of said parties in the same manner as if they were expressly herein mentioned.

        28.6   REMEDIES NOT EXCLUSIVE.   The rights and remedies of Licensor and
Licensee contained in this Agreement shall not be construed as cumulative and shall be in addition to every other right or remedy now or hereafter existing at law, in equity or by statute. The failure to exercise one or more rights or remedies shall not be taken to exclude or waive the exercise of any other right or remedy. All such rights or remedies may be exercised and enforced concurrently and whenever and as often as Licensee may deem desirable. The consent or approval by either party to any act by the other party of a nature requiring consent or approval shall not be waived or rendered unnecessary by consent to or approval of any subsequent similar act.

        28.7 CONFIDENTIAL INFORMATION. Any information concerning the other party's business acquired by either party to this Agreement shall be held in the strictest of confidence by the other party and shall not be released to any third party without the other party's prior written approval.

        28.8 WAIVER OF PERFORMANCE. Any waiver of performance of any of the covenants, agreements, or stipulations hereof by either party shall not be construed as a wavier of subsequent performances thereof or any other provision of this Agreement unless otherwise agreed in writing.

        28.9 NO JOINT VENTURE. Nothing herein shall be construed as constituting Licensor and Licensee as joint venturers, partners or principal and agent. It is the intention of the parties that the sole relationship created by the parties hereunder is that of Licensor/Licensee for exclusive sales and that Licensee is in all respects an "independent contractor."

        28.10 SEVERABILITY. In the event any one or more of the provisions contained in this Agreement are for any reason held to be invalid, illegal or unenforceable in any respect, such holding shall not affect any other provision and this Agreement shall be construed as if such provision had never been contained herein.

        28.11 CAPTIONS. The captions are inserted only as a matter of convenience and for information and in no way define, limit or describe the scope of this Agreement nor the intent of any provision hereof.

        28.12  BANKRUPTCY AND BANKRUPTCY COURT APPROVAL.

               28.12.1 Licensor and Licensee acknowledge and agree that Licensor is presently subject to the jurisdiction of the United States Bankruptcy Court (the "Court") for the Western District of Washington pursuant to a Chapter 11 Bankruptcy filed January 6, 1995, and that the effectiveness of this Agreement is subject to approval by the Court. Licensor shall use reasonable efforts to obtain such approval by May 1, 1995 (the "Court Approval"). If the Court

Approval is not obtained by May 1, 1995, Licensee may terminate this Agreement on ten (10) days written notice to Licensor at any time prior to such Court Approval.

               28.12.2 In the event, following the Court Approval and commencement of the term of this Agreement but prior to confirmation by the Court of Licensor's plan or reorganization (the "Confirmation"), (i) Licensor seeks rejection of this Agreement (including any rejection contemplated by the Court order approving the Confirmation) and such rejection is approved by the Court, or (ii) Licensor otherwise terminates this Agreement prior to the Confirmation for any reason other than a default by Licensee under this Agreement, or (iii) Licensor elects or is required by the Court to liquidate all of its assets, then upon the closure of each affected Store or Stores, Licensor shall purchase from Licensee the furniture, fixtures and equipment previously purchased by Licensee from WWW and installed in each affected Shoe Department (the "FF&E"). The purchase price of such FF&E shall be an amount equal to Licensee's book value of the FF&E; provided, however, Licensee's book value of the FF&E, and the amount to be paid for the FF&E by Licensor, shall not exceed an amount equal to Ten Thousand Dollars ($10,000) per Store. Additionally, commencing upon the start of any liquidation or going out of business sale conducted in any affect Store and continuing until final closure of the affected Store, no License Fee shall be due and payable hereunder with respect to such affected Store. Licensee agrees that the remedies specified in this Section
28.12.2 are the sole and exclusive remedies of Licensee for the events specified in this Section 28.12.2; provided, effective on the date of the Confirmation, this Section 28.12.2 shall be and become null and void.

               28.12.3. Except as provided in Section 28.12.2 above, in the event, following the Court Approval and commencement of the term of this Agreement but prior to the Confirmation, Licensor for any reason ceases to do business in any of the Stores (including in any Store wherein such cessation of business was contemplated by the Court order approving the Confirmation) , then
(i) commencing upon the start of any liquidation or going-out-of-business sale ("GOB Sale") conducted in an affected Store and continuing until final closure of the affected Store, no License Fee for any such Store shall be due or payable hereunder, and (ii) upon such Store closure Licensor shall purchase from Licensee the merchandise inventory owned by Licensee in such affected Store and the furniture, fixtures and equipment then owned by

Licensee and used in the ordinary course of business of the affected Store (collectively the "IFF&E"); provided, in the event there is no GOB Sale at an affected Store, then the merchandise inventory to be purchased by Licensor at such affected Store shall consist of such merchandise inventory as will afford Licensor a reasonable and saleable variety of styles and sizes of footwear. The purchase price of such IFF&E shall be an amount equal to Licensee's book value of the IFF&E; provided, however, Licensee's book value of the IFF&E, and the amount to be paid for the IFF&E by Licensor, shall not exceed an amount equal to Sixty Thousand Dollars ($60,000) per Store. Licensee agrees that the remedies specified in this Section 28.12.3 are the sole and exclusive remedies of Licensee in the event Licensor ceases to do business in a Store; provided, effective on the date of the Confirmation, this Section 28.12.3 shall be and become null and void.

        Licensor's obligations under this Section 28.12 shall, at all times prior to the date of Confirmation, be and be deemed to be administrative expenses as defined in the United States Bankruptcy Code.

        IN WITNESS WHEREOF, Licensor and Licensee have executed this Agreement in duplicate and have caused their duly authorized officers to set their hands and their respective seals hereunto, the day and year first above written.

LICENSOR:                               Lamonts Apparel, Inc., a
                                        Delaware corporation



                                        By: /s/
                                           -------------------------------------
                                                  Its:  E.V.P.
                                           -------------------------------------





LICENSEE:                               JBI, INC., d/b/a Shoe Corporation
                                        of America, a Massachusetts corporation



                                        By: /s/
                                           -------------------------------------

                                               Its:  Executive Vice President
                                           -------------------------------------

                                    EXHIBIT A




                         STORE NO.           LOCATION
                         ---------           --------

                           502               Burien
                           506*              Lake Forest Park
                           508               Crossroads
                           510               Manito Center
                           512               Totem Lake
                           514               Shadle Center
                           516               Seward
                           518               Westwood
                           520               Sea-Tac Mall
                           522*              Pocatello
                           524               Fairbanks
                           526               Factoria
                           528               Northgate Mall
                           530               Idaho Falls
                           532               Wenatchee
                           536               Yakima
                           538               Olympia
                           540               Alderwood
                           542               Moscow
                           544               Northway Mall
                           546               Aberdeen
                           548*              Juneau
                           550               Soldotna
                           552               Dimond Center
                           556*              Port Angeles
                           558               Kitsap Mall
                           562               Wasilla
                           564               Lewiston
                           566               Highland Hills
                           568               Marysville
                           570               Coeur D'Alene
                           572               Puyallup
                           582               Hillsboro
                           586               Tri-Cities
                           592               Eugene

                           594               Corvallis
                           596*              Missoula
                           600*              Logan
                           602*              Twin Falls
                           604               University City
                           606*              Moses Lake
                           608*              Astoria
                           610               Issaquah

              (* = Store not previously operating shoe department)

                                    EXHIBIT B

                         STORE NO.           LOCATION
                         ---------           --------

                           502               Burien
                           508               Crossroads
                           510               Manito Center
                           512               Totem Lake
                           514               Shadle Center
                           516               Seward
                           518               Westwood
                           520               Sea-Tac Mall
                           524               Fairbanks
                           526               Factoria
                           528               Northgate Mall
                           532               Wenatchee
                           536               Yakima
                           540               Alderwood
                           544               Northway Mall
                           552               Dimond Center

                                    EXHIBIT C


                         STORE NO.           LOCATION
                         ---------           --------

                           506               Lake Forest Park
                           522               Pocatello
                           530               Idaho Falls
                           538               Olympia
                           542               Moscow
                           546               Aberdeen
                           548               Juneau
                           550               Soldotna
                           556               Port Angeles
                           558               Kitsap Mall
                           562               Wasilla
                           564               Lewiston
                           566               Highland Hills
                           568               Marysville
                           570               Coeur D'Alene
                           572               Puyallup
                           582               Tri-Cities
                           592               Eugene
                           594               Corvallis
                           596               Missoula
                           600               Logan
                           602               Twin Falls
                           604               University City
                           606               Moses Lake
                           608               Astoria
                           610               Issaquah

                                      - 1 -